UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Affymetrix, Inc.

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2

Memorandum

DATE: TO: FROM: SUBJECT:	March 23, 2016 All Affymetrix Employees Frank Witney Acquisition Update	Affymetrix, Inc. 3420 Central Expressway Santa Clara, CA 95051 www.affymetrix.com

Dear Global Affymetrix team,

As you may have seen in our most recent press release, our Board of Directors has adjourned the Special Meeting of Stockholders scheduled for March 24, 2016 to March 31, 2016.

Our Board is focused on complying with its fiduciary duties and the terms of the merger agreement with Thermo Fisher. Our Board continues to recommend to our stockholders the adoption of the merger agreement with Thermo Fisher, and as such, integration planning with Thermo Fisher shall continue as scheduled.

Enclosed is a set of Employee FAQs to answer a few top-of-mind questions. Please do not respond to any outside inquiries related to the transaction, and all such inquiries should be directed to Doug Farrell. In the meantime, please stay focused on your goals and, as required, any integration planning in which you may be involved.

Thanks, as always, for all your contributions to Affymetrix.

Sincerely,

Frank Witney

President & Chief Executive Officer

Employees Frequently Asked Questions (FAQs)

Affymetrix Announcement on March 23, 2016

1. What did we announce?

•	Affymetrix announced that its board of directors, after consultation with its legal and financial advisors, has determined that the new unsolicited merger proposal from Origin Technologies Corporation, LLC to acquire Affymetrix for $17.00 per share in cash could reasonably be expected to lead to a “superior proposal” as defined in the Company’s merger agreement with Thermo Fisher Scientific.

•	Failure of the Company’s board to engage with Origin on its merger proposal could reasonably be expected to be inconsistent with the Board’s duties under Delaware law.

•	Affymetrix’s Special Meeting of Stockholders scheduled for March 24, 2016, to consider approval of the merger agreement with Thermo Fisher and related matters, will be convened and immediately adjourned without a vote on any proposal and will reconvene on March 31, 2016.

2. Does this mean we will be purchased by Origin instead of by Thermo Fisher?

•	No, all we announced today is that our board believes the new proposal from Origin could reasonably be expected to lead to a “superior proposal,” which has a specific legal meaning defined in the Thermo Fisher merger agreement.

•	The board’s determination allows Affymetrix to take certain actions, including engaging in discussions with Origin, while the Thermo Fisher merger agreement remains in effect.

•	In order for Affymetrix to enter into a definitive agreement with Origin, the Company’s board of directors would need to determine that such an agreement is in fact a “superior proposal.”

3. What is the board recommending at this time to its stockholders?

•	Our board continues to recommend that its stockholders vote in favor of the adoption of the merger agreement with Thermo Fisher.

4. Does the Thermo Fisher merger agreement remain in effect given that the board has determined the Origin offer could reasonably be expected to lead to a “superior proposal?”

•	Yes, the merger agreement with Thermo Fisher remains in effect, integration planning continues, and our board continues to recommend that its stockholders vote in favor of the adoption of the merger agreement with Thermo Fisher.

5. What would being acquired by Origin mean for Affymetrix’s employees? How would it differ from being acquired by Thermo Fisher?

•	The merger agreement with Thermo Fisher remains in effect, and our board continues to recommend that its stockholders vote in favor of the adoption of the merger agreement with Thermo Fisher.

•	It would not be appropriate to speculate at this time.

•	We do not know whether or not any transaction with Origin will ultimately result.

•	Any decision regarding a potential transaction with Origin will be made by the board after continued careful consideration and in consultation with its legal and financial advisors.

6. When will discussions with Origin begin and how long do you expect the process will take?

•	From now until the Special Meeting of Stockholders reconvenes on March 31, 2016, the board and its advisors will seek to conduct the process in an expedient manner. We will continue to provide updates through our press releases and filings with the U.S. Securities and Exchange Commission. You can view our SEC filings by visiting the SEC’s website at http://www.sec.gov (click on the blue “Search EDGAR” box and enter “AFFX” in the “Fast Search” box).

7. What will Thermo Fisher do next? Do you think Thermo Fisher will improve its offer?

•	It would not be appropriate to speculate at this time.

•	It is important to note that our merger agreement with Thermo Fisher remains in effect, and our board continues to recommend that its stockholders vote in favor of the adoption of the merger agreement with Thermo Fisher.

8. What do I do if I’m contacted by a member of the press about the transaction?

•	As is very typical in these situations, you may receive inquiries from external parties. It is important that we speak with one voice. Please forward any outside inquiries to Doug Farrell at douglas_farrell@affymetrix.com.

9. What are the board’s and management’s primary messages for employees to take away in the context of these actions and related news events?

•	Although these events can be disruptive, we all need to continue focusing on our jobs and upholding our strong commitment to delivering high value to our customers.

•	Any decision regarding a potential transaction with Origin will be made by the board after continued careful consideration.

•	We will continue to keep employees and Affymetrix’ other stakeholders informed throughout the process through the Company’s press releases and SEC filings.

Important Information for Affymetrix Stockholders

In connection with the proposed merger, Affymetrix has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC ON FEBRUARY 24, 2016 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents at Affymetrix’ website at investor.Affymetrix.com or by contacting Affymetrix’ investor relations department via e-mail at investor@affymetrix.com.

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’ stockholders with respect to the merger. Information about Affymetrix’ directors and executive officers and their ownership of Affymetrix’ common stock is set forth in the proxy statement for Affymetrix’ 2016 Special Meeting of Stockholders, Affymetrix’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and proxy statement for Affymetrix’ 2015 Annual Meeting of Stockholders. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’ directors and executive officers in the merger, which may be different than those of Affymetrix’ stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which have been filed with the SEC.